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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Health Management Associates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                61-0963645
(State of Incorporation or Organization)    (IRS Employer Identification No.)


          5811 Pelican Bay Blvd., Suite 500, Naples, Florida 34108-2710
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following Box. [x]


Securities Act registration statement file number to which this form relates (if applicable):

                  Registration Statement File Number: 333-86034

Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

           Zero-Coupon Convertible Senior Subordinated Notes due 2022
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Registrant's Zero-Coupon Convertible Senior Subordinated Notes due 2022 (the "Notes") to be registered hereunder is incorporated by reference from the description of the Notes contained in the Prospectus included in the Registrant's Registration Statement on Form S-3 (Commission File No. 333-86034), which was originally filed on April 11, 2002 (the "Registration Statement"). Additionally, this statement will incorporate by reference the description of the Notes contained in any prospectus or prospectus supplement related to the Notes that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.  Exhibits.

     The information required by this item is incorporated by reference to the following documents:

(a) The Registrant's Fifth Restated Certificate of Incorporation, as filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

(b) The Certificate of Amendment to the Registrant's Fifth Restated Certificate of Incorporation, as filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

(c) The Registrant's amended By-Laws, as filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(d) That certain Indenture, dated as of January 28, 2002, by and between the Registrant and First Union National Bank, N.A., as filed as Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated February 13, 2002;

(e) The Form of Zero-Coupon Convertible Senior Subordinated Note due 2022 filed as Exhibit 4.4 to the Registration Statement; and

(f) That certain Registration Rights Agreement, dated as of January 28, 2002, by and among Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as representatives of certain initial purchasers, and the Registrant, as filed as Exhibit 99(b) to the Registrant's Current Report on Form 8-K dated February 13, 2002.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 7th day of June, 2002.


                                    HEALTH MANAGEMENT ASSOCIATES, INC.


                                    By: /s/ Timothy R. Parry
                                        ---------------------------------------
                                        Timothy R. Parry
                                        Senior Vice President & General Counsel